EXHIBIT 10.3

CONFIDENTIALITY AGREEMENT

As a condition of my becoming a member of the Board of Directors of Interactive Data Corporation, a Delaware corporation (the “Company”), and in consideration of my service to the Company as a director and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following:

Section 1. Confidential Information.

(a) Company Group Information. I acknowledge that, during the course of my service to the Company, I will have access to information about the Company and its direct and indirect parents and subsidiaries (collectively, the “Company Group”) and that my service to the Company shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my service to the Company and for the ten (10) year period following my termination of service to the Company Group for any reason, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, firm, corporation, or other entity without written authorization of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has developed, acquired, created, compiled, discovered, or owned or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s products or services and markets, customer lists, and customers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company Group may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Confidentiality Agreement (the “Confidentiality Agreement”).

(b) Former or Concurrent Service Recipient Information. I represent that my performance of all of the terms of this Confidentiality Agreement as a director of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my service to the Company, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with or service to any prior or concurrent employer or service recipient in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior or concurrent employer or service recipient.

Section 2. Returning Company Group Documents.

I agree that, at the time of termination of my service to the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property otherwise belonging to the Company. I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice.

Section 3. Disclosure of Agreement.

As long as it remains in effect, I will disclose the existence of this Confidentiality Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.

Section 4. Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Confidentiality Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I acknowledge further that the restrictions and limitations set forth in this Confidentiality Agreement will not materially interfere with my ability to earn a living following the termination of my service to the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my service to the Company.

Section 5. Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Confidentiality Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Confidentiality Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Confidentiality Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 6. Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Confidentiality Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Confidentiality Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach.

Section 7. Cooperation.

I agree that, following any termination of my service to the Company, I will continue to provide reasonable cooperation (to the extent that it does not materially interfere with any other employment obligations at that time) to the Company and/or any other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my service to the Company in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this paragraph. I also agree that, in the event that I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise) that in any way relates to my service to the Company and/or any other member of the Company Group, I will give prompt notice of such request to the Company and will make no disclosure until the Company and/or the other member of the Company Group has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 8. General Provisions.

(a) Governing Law and Jurisdiction. EXCEPT WHERE PREEMPTED BY FEDERAL LAW, THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS CONFIDENTIALITY AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO CONFLICT OF LAWS RULES. ANY DISPUTE OR CLAIM ARISING OUT OF OR RELATING TO THIS CONFIDENTIALITY AGREEMENT OR CLAIM OF BREACH HEREOF SHALL BE BROUGHT EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE, TO THE EXTENT FEDERAL JURISDICTION EXISTS, AND IN ANY COURT SITTING IN DELAWARE, BUT ONLY IN THE EVENT FEDERAL JURISDICTION DOES NOT EXIST, AND ANY APPLICABLE APPELLATE COURTS. BY EXECUTION OF THIS CONFIDENTIALITY AGREEMENT, THE PARTIES HERETO, AND THEIR RESPECTIVE AFFILIATES, CONSENT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND

WAIVE ANY RIGHT TO CHALLENGE JURISDICTION OR VENUE IN SUCH COURT WITH REGARD TO ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS CONFIDENTIALITY AGREEMENT. EACH PARTY TO THIS CONFIDENTIALITY AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS CONFIDENTIALITY AGREEMENT.

(b) Entire Agreement. This Confidentiality Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Confidentiality Agreement, nor any waiver of any rights under this Confidentiality Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Confidentiality Agreement.

(c) No Right of Continued Service. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued service to the Company, and the right of the Company to terminate my service at any time and for any reason, with or without cause, is specifically reserved.

(d) Successors and Assigns. This Confidentiality Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I expressly acknowledge and agree that this Confidentiality Agreement may be assigned by the Company without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets or stock of the Company, whether by purchase, merger, or other similar corporate transaction.

(e) Survival. The provisions of this Confidentiality Agreement shall survive the termination of my service to the Company and/or the assignment of this Confidentiality Agreement by the Company to any successor in interest or other assignee.

*            *             *

I, Andrew Prozes, have executed this Confidentiality and Confidentiality Agreement on the respective date set forth below:

Date: May 5, 2011	/s/ Andrew Prozes
(Signature)

Andrew Prozes
(Type/Print Name)